Exhibit 99.1
     NEW YORK, NY, February 27, 2006 — Alleghany Corporation (NYSE-Y) reported net earnings from continuing operations in 2005 of $46.0 million, or $5.83 per share (presented on a diluted basis throughout), compared with net earnings from continuing operations of $102.7 million, or $13.10 per share, in 2004, Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany’s common stockholders’ equity per share at December 31, 2005 was $236.35, an increase of 4.4% from common stockholders’ equity per share of $226.50 at December 31, 2004 (all as adjusted for the stock dividend declared in March 2005), despite 2005 net after-tax catastrophe losses, including reinsurance reinstatement premiums, of $215.0 million, or $27.27 per share. Realized and unrealized appreciation in Alleghany’s investment portfolio during 2005 contributed to the increase in common stockholders’ equity per share. On a consolidated basis, cash and invested assets were approximately $3.2 billion at December 31, 2005, an increase of 29.0% from approximately $2.5 billion at December 31, 2004.
     Highlights of Alleghany’s results for the years ended December 31, 2005 and 2004 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2005	2004	2005	2004
Earnings from continuing operations before income tax	$59.8	$148.9	$7.59	$18.97

Net earnings from continuing operations	46.0	102.7	5.83	13.10

Adjustments:

Add: Net catastrophe losses after tax	215.0	106.5	27.27	13.56

Deduct: Net gains on investment transactions after tax	(96.5)	(56.5)	(12.24)	(7.19)

Net earnings from continuing operations, as adjusted (2)	$164.5	$152.7	$20.86	$19.47

Average number of outstanding shares of common stock (3)			7,886,012	7,821,167

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax.

(3)	Adjusted to reflect the dividend of common stock declared in March 2005.
     2005 net earnings (which reflect discontinued operations) were $52.3 million, or $6.64 per share, compared with net earnings of $117.7 million, or $15.01 per share, in 2004. Discontinued operations consist of the operations of Heads & Threads International LLC prior to its disposition in December 2004 and the operations of World Minerals, Inc. prior to its disposition in July 2005.
     In the fourth quarter of 2005, Alleghany’s net earnings from continuing operations were $52.8 million, or $6.68 per share, compared with $51.5 million, or $6.55 per share, in the fourth quarter of 2004. Highlights of Alleghany’s results for the three months ended December 31, 2005 and 2004 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2005	2004	2005	2004
Earnings from continuing operations before income tax	$83.3	$80.2	$10.54	$10.20

Net earnings from continuing operations	52.8	51.5	6.68	6.55

Adjustments:

Add: Net catastrophe losses after tax	26.2	(0.1)	3.32	—

Deduct: Net gains on investment transactions after tax	(32.9)	(27.7)	(4.17)	(3.53)

Net earnings from continuing operations, as adjusted (2)	$46.1	$23.7	$5.83	$3.02

Average number of outstanding shares of common stock (3)			7,900,534	7,862,309

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax.

(3)	Adjusted to reflect the dividend of common stock declared in March 2005.
     With respect to Alleghany’s 2005 results, Mr. Hicks noted, “Despite significant catastrophe losses incurred at RSUI Group, Inc. as a result of 2005 hurricane activity, we are pleased that we continued to grow Alleghany’s book value, albeit modestly, in 2005. Although we are disappointed that RSUI’s 2005 catastrophe losses resulted in an underwriting loss at our Alleghany Insurance Holdings subsidiary in 2005, underwriting results at Capitol Transamerica Corporation and Darwin Professional Underwriters were both positive. We continue to work closely with RSUI’s management to ensure that its catastrophe accumulations are manageable. As is evidenced by RSUI’s underwriting profit and Alleghany Insurance Holdings’ combined ratio of 94.6% in the 2005 fourth quarter, it is possible for Alleghany Insurance Holdings and its subsidiaries to produce underwriting profits even with a large hurricane such as Hurricane Wilma hitting populated areas of the United States.”

     The comparative contributions to earnings from continuing operations before taxes made by Alleghany Insurance Holdings LLC (“AIHL,” a holding company for Alleghany’s property and casualty insurance businesses consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”) and Darwin Professional Underwriters, Inc. (“Darwin”)), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2005	2004	2005	2004
AIHL	$32.2	$89.0	$(39.1)	$173.4

Corporate activities	51.1	(8.8)	98.9	(24.5)

Total	$83.3	$80.2	$59.8	$148.9

     The comparative pre-tax contributions to AIHL’s results made by its operating units RSUI, CATA and Darwin were as follows (in millions, except ratios):

Three Months Ended December 31,

	RSUI	CATA	Darwin	AIHL
2005

Gross premiums written	$345.6	$40.4	$52.3	$438.3
Net premiums written	174.6	37.9	33.3	245.8

Net premiums earned	$159.0	$40.0	$24.0	$223.0
Loss and loss adjustment expenses	122.2	18.9	17.3	158.4
Underwriting expenses	30.3	16.6	5.7	52.6

Underwriting profit (1)	$6.5	$4.5	$1.0	12.0

Interest, dividend and other income				22.0
Net gain on investment transactions				1.2
Other expenses				2.9

Earnings before income taxes				$32.3

Loss ratio (2)	76.8%	47.4%	71.7%	71.0%
Expense ratio (3)	19.1%	41.7%	23.5%	23.6%
Combined ratio (4)	95.9%	89.1%	95.2%	94.6%

2004

Gross premiums written	$315.9	$41.9	$34.4	$392.2
Net premiums written	165.3	38.0	24.7	228.0

Net premiums earned	$159.5	$38.3	$16.1	$213.9
Loss and loss adjustment expenses	78.1	25.0	10.2	113.3
Underwriting expenses	32.3	19.6	5.7	57.5

Underwriting profit (loss) (1)	$49.2	$(6.3)	$0.2	43.1

Interest, dividend and other income				12.4
Net gain on investment transactions				42.0
Other expenses				8.5

Earnings before income taxes				$89.0

Loss ratio (2)	48.9%	65.3%	63.5%	53.0%
Expense ratio (3)	20.2%	51.2%	35.2%	26.9%
Combined ratio (4)	69.1%	116.5%	98.7%	79.9%

(1)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), and does not include interest, dividend and other income or net gains on investment transactions. Underwriting profit (loss) does not replace net earnings (loss) determined in accordance with GAAP as a measure of profitability; rather, Alleghany believes that underwriting profit (loss), which does not include interest, dividend and other income or net gains on investment transactions, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of interest, dividend and other income and net gains on investment transactions, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where such underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, Alleghany views underwriting profit (loss) as an important measure in the overall evaluation of performance.

(2)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(3)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(4)	The sum of the Loss Ratio and Expense Ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.
     RSUI recorded an underwriting profit of $6.5 million in the 2005 fourth quarter, compared with an underwriting profit of $49.2 million in the 2004 fourth quarter, primarily reflecting a $44.1 million increase in loss and loss adjustment expenses ($40.1 million of which was due to Hurricane Wilma), partially offset by growth across all lines of business except general liability and a decrease in underwriting expenses.
     CATA’s $4.5 million underwriting profit in the 2005 fourth quarter primarily reflects the release of $2.3 million of prior year loss reserves and lower underwriting expenses. CATA’s 2004 fourth quarter underwriting loss of $6.3 million primarily reflects $10.6 million of prior year reserve strengthening upon completion of a reserve analysis during the 2004 fourth quarter which showed higher than expected emergence for construction defect claims, as well as higher underwriting expenses.
     Darwin reported an underwriting profit in the 2005 fourth quarter of $1.0 million, compared with an underwriting profit of $0.2 million in the corresponding 2004 period, primarily reflecting an increase in net premiums earned due to increased levels of gross premiums written across all lines of business, partially offset by increased loss and loss adjustment expenses primarily attributable to this premium growth.

Years Ended December 31,

	RSUI	CATA	Darwin	AIHL
2005

Gross premiums written	$1,247.8	$173.4	$165.8	$1,587.0
Net premiums written	618.4	164.4	100.6	883.4

Net premiums earned	$605.9	$159.1	$84.7	$849.7
Loss and loss adjustment expenses	614.4	75.0	58.6	748.0
Underwriting expenses	124.5	68.5	23.8	216.8

Underwriting (loss) profit (1)	$(133.0)	$15.6	$2.3	(115.1)

Interest, dividend and other income				70.6
Net gain on investment transactions				31.6
Other expenses				26.2

Loss before income taxes				$(39.1)

Loss ratio (2)	101.4%	47.1%	69.2%	88.0%
Expense ratio (3)	20.5%	43.1%	28.1%	25.5%
Combined ratio (4)	121.9%	90.2%	97.3%	113.5%

2004

Gross premiums written	$1,223.8	$174.0	$100.5	$1,498.3
Net premiums written	630.6	156.1	70.5	857.2

Net premiums earned	$609.3	$150.0	$46.1	$805.4
Loss and loss adjustment expenses	423.6	87.6	29.4	540.6
Underwriting expenses	102.5	71.3	16.8	190.6

Underwriting profit (loss) (1)	$83.2	$(8.9)	$(0.1)	74.2

Interest, dividend and other income				43.2
Net gain on investment transactions				84.5
Other expenses				28.5

Earnings before income taxes				$173.4

Loss ratio (2)	69.5%	58.4%	63.6%	67.1%
Expense ratio (3)	16.8%	47.5%	36.5%	23.7%
Combined ratio (4)	86.3%	105.9%	100.1%	90.8%
See Notes (1) – (4) on pages 4 and 5.
     RSUI recorded an underwriting loss of $133.0 million in 2005 primarily reflecting $287.3 million of pre-tax catastrophe losses, net of reinsurance and $26.2 million of reinsurance reinstatement premiums, related to 2005 hurricane activity. RSUI reported an underwriting profit of $83.2 million in 2004, despite recording $146.7 million of pre-tax catastrophe losses, net of reinsurance and $10.5 million of reinsurance reinstatement premiums, related to 2004 hurricane activity.
     CATA’s $15.6 million underwriting profit in 2005 primarily reflects favorable loss experience in the 2005 accident year, a $5.2 million pre-tax release of prior year loss reserves in 2005 (compared with $10.6 million of adverse development in prior year loss reserves in 2004)

due to lower actual loss emergence for commercial and contract surety claims and a decrease in reinsurance costs and underwriting expenses. CATA’s 2004 underwriting loss of $8.9 million primarily reflects $10.6 million of prior year reserve strengthening upon completion of a reserve analysis during the 2004 fourth quarter which showed higher than expected emergence for construction defect claims, as well as higher underwriting expenses, partially offset by better underwriting margins on the 2004 accident year.
     Darwin reported an underwriting profit in 2005 compared with an underwriting loss in 2004, primarily reflecting a significant increase in net premiums earned due to increased levels of gross premiums written across all lines of business, partially offset by increased loss and loss adjustment expenses and underwriting expenses primarily attributable to this premium growth. Darwin’s 2004 underwriting loss of $0.1 million reflects organizational build-up expenses incurred to support premium levels, as well as increased competition across all of its lines of business.
     Highlights of results for corporate activities during the three months and years ended December 31, 2005 and 2004 were as follows (in millions):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues	$60.8	$4.9	$144.1	$22.5

Interest expense	0.9	0.7	3.5	2.4

Corporate administration expense	8.8	13.0	41.7	44.6

Earnings (loss) before income taxes	$51.1	$(8.8)	$98.9	$(24.5)

     Corporate activities’ 2005 fourth quarter results include $49.5 million of net gains on investment transactions before tax as a result of the disposition of 1.0 million shares of common stock of Burlington Northern Santa Fe Corporation, compared with no such gains in the corresponding 2004 period, and corporate activities’ results in 2005 include $116.8 million of net gains on investment transactions before tax, compared with $2.4 million in 2004. As of December 31, 2005, Alleghany beneficially owned 6.0 million shares, or approximately 1.6 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $424.9 million, or $70.82 per share. The aggregate cost of such shares is approximately $72.4 million, or $12.07 per share.
     Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In 2005, Alleghany did not make any such purchases of shares of its common stock. As of December 31, 2005, Alleghany had 7,904,879 shares of common stock outstanding (which includes the stock dividend declared in March 2005).
     Additional information regarding the 2005 results of Alleghany and its operating units is contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2005, which will be filed with the U.S. Securities and Exchange Commission on or about March 1, 2006.

Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and net gains on investment transactions after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
     Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that do not relate solely to historical or current facts, and can be identified by words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those or comparable words These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect Alleghany’s current plans, anticipated actions and future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update them. The uncertainties and risks include, but are not limited to: risks relating to Alleghany’s insurance subsidiaries such as
•	significant weather-related or other natural or human-made catastrophes and disasters;
•	the cyclical nature of the property and casualty industry;
•	the long-tail and potentially volatile nature of certain casualty lines of business written by such subsidiaries;
•	the availability of reinsurance;
•	exposure to terrorist acts;
•	the willingness and ability of such subsidiaries’ reinsurers to pay reinsurance recoverables owed to such subsidiaries;
•	changes in the ratings assigned to such subsidiaries;
•	claims development and the process of estimating reserves;
•	legal and regulatory changes;
•	the uncertain nature of damage theories and loss amounts;
•	increases in the levels of risk retention by such subsidiaries; and

•	adverse loss development for events insured by such subsidiaries in either the current year or prior years.
     Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession, changes in costs, variations in political, economic or other factors; risks relating to conducting operations in a competitive environment, effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends, changes in market prices of Alleghany’s significant equity investments, tax, extended labor disruptions, civil unrest or other external factors over which Alleghany has no control, and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of Alleghany.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 12/31/05			THREE MONTHS ENDED 12/31/04
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$222,958	$0	$222,958	$213,928	$0	$213,928
Interest, dividend and other income	21,956	11,303	33,259	12,446	4,238	16,684
Net gain on investments transactions	1,231	49,465	50,696	41,990	657	42,647

Total revenues	246,145	60,768	306,913	268,364	4,895	273,259

Costs and expenses
Loss and loss adjustment expenses	158,347	0	158,347	113,289	0	113,289
Commissions and brokerage	52,636	0	52,636	57,569	0	57,569
Salaries, administrative and other operating expenses	2,791	1,071	3,862	8,423	981	9,404
Corporate administration	116	7,685	7,801	122	11,963	12,085
Interest expense	0	932	932	0	709	709

Total costs and expenses	213,890	9,688	223,578	179,403	13,653	193,056

Earnings (loss) from continuing operations, before income taxes	$32,255	$51,080	83,335	$88,961	($8,758)	80,203

Income taxes			30,548			28,743

Earnings from continuing operations			52,787			51,460
Discontinued operations
Operations (including loss on disposal of $365 in 2005 and a loss of $1,950 in 2004)			(365)			(1,847)
Income taxes			(128)			(4,300)

(Loss) earnings from discontinued operations, net			(237)			2,453

Net earnings			$52,550			$53,913

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	YEAR ENDED 12/31/05			YEAR ENDED 12/31/04
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$849,653	$0	$849,653	$805,417	$0	$805,417
Interest, dividend and other income	70,600	27,257	97,857	43,200	20,088	63,288
Net gain on investments transactions	31,638	116,808	148,446	84,478	2,392	86,870

Total revenues	951,891	144,065	1,095,956	933,095	22,480	955,575

Costs and expenses
Loss and loss adjustment expenses	747,967	0	747,967	540,569	0	540,569
Commissions and brokerage	216,796	0	216,796	190,657	0	190,657
Salaries, administrative and other operating expenses	25,757	3,268	29,025	28,079	3,677	31,756
Corporate administration	424	38,451	38,875	413	40,865	41,278
Interest expense	0	3,474	3,474	0	2,417	2,417

Total costs and expenses	990,944	45,193	1,036,137	759,718	46,959	806,677

Earnings (loss) from continuing operations, before income taxes	$(39,053)	$98,872	59,819	$173,377	$(24,479)	148,898

Income taxes			13,842			46,200

Earnings from continuing operations			45,977			102,698

Discontinued operations
Operations (including a gain on disposal of $12,548 in 2005 and a loss of $1,950 in 2004)			12,641			20,196
Income taxes			6,284			5,198

Earnings from discontinued operations, net			6,357			14,998

Net earnings			$52,334			$117,696

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	DECEMBER 31,	DECEMBER 31,
	2005	2004*
ASSETS
Investments
Available for sale securities at fair value:
Equity securities	$796,192	$645,184
Debt securities	1,589,371	1,166,580
Short-term investments	625,541	374,391

	3,011,104	2,186,155
Other invested assets	10,876	12,630

Total investments	3,021,980	2,198,785

Cash	160,762	267,760
Notes receivable	91,535	91,665
Premium balances receivable	223,378	203,141
Reinsurance recoverables	1,642,199	623,325
Ceded unearned premium reserves	314,472	286,451
Deferred acquisition costs	62,161	56,165
Property and equipment — at cost, net of accumulated depreciation and amortization	19,708	15,717
Goodwill and other intangibles, net of amortization	167,506	172,707
Deferred tax assets	117,524	91,445
Assets of discontinued operations	0	336,549
Current taxes receivable	18,310	0
Other assets	74,196	76,707

	$5,913,731	$4,420,417

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,581,041	$1,232,337
Unearned premiums	812,982	751,131
Reinsurance payable	181,693	112,479
Deferred tax liabilities	213,512	198,942
Subsidiaries’ debt	80,000	80,000
Current taxes payable	0	15,713
Liabilities of discontinued operations	0	136,397
Other liabilities	176,176	120,002

Total liabilities	4,045,404	2,647,001
Common stockholders’ equity	1,868,327	1,773,416

	$5,913,731	$4,420,417

COMMON SHARES OUTSTANDING (adjusted for stock dividends)	7,904,879	7,829,721

*	Certain amounts have been reclassified to conform to the 2005 presentation.